Exhibit 99

REVOCABLE PROXY

FLATBUSH FEDERAL BANCORP, INC.

SPECIAL MEETING OF STOCKHOLDERS

            , 2012

The undersigned hereby appoints the official proxy committee, consisting of the Board of Directors of Flatbush Federal Bancorp, Inc. (the “Company”), with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”) to be held at the Company’s main office at 2146 Nostrand Avenue, Brooklyn, New York 11210, on             , 2012, at              .m., New York time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

	FOR	AGAINST	ABSTAIN

1.      Approval of an Agreement and Plan of Merger, dated as of March 13, 2012, by and among (i) Northfield Bank, Northfield Bancorp, Inc. and Northfield Bancorp, MHC, and (ii) Flatbush Federal Savings & Loan Association, Flatbush Federal Bancorp, Inc. and Flatbush Federal Bancorp, MHC, which provides for, among other things, the merger of Flatbush Federal Savings & Loan Association with and into Northfield Bank, the merger of Flatbush Federal Bancorp, Inc. with and into Northfield Bancorp, Inc., and the merger of Flatbush Federal Bancorp, MHC with and into Northfield Bancorp, MHC;

	☐	☐	☐

	FOR	AGAINST	ABSTAIN

2.      Approval, by non-binding advisory vote, of certain compensation arrangements for Flatbush Federal Bancorp, Inc.’s named executive officers in connection with the mergers described above that will be implemented if the Agreement and Plan of Merger is consummated;

	☐	☐	☐

	FOR	AGAINST	ABSTAIN

3.      Adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger; and

	☐	☐	☐

such other business as may properly come before the Special Meeting.

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of Notice of the Special Meeting and a Proxy Statement/Prospectus dated             , 2012.

Dated:	☐ Check Box if You Plan
to Attend Special Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

PLEASE COMPLETE AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED

POSTAGE-PREPAID ENVELOPE.